UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2019

TAMPA ELECTRIC COMPANY

(a Florida corporation)

TECO Plaza

702 N. Franklin Street

Tampa, Florida 33602

(813) 228-1111

Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number

1-5007	59-0475140
(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 22, 2019, Tampa Electric Company (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, MUFG Securities America Inc. and Scotia Capital (USA) Inc., as representatives of the several underwriters listed therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, upon the terms and subject to the conditions set forth therein, $300 million aggregate principal amount of 3.625% Notes due 2050 (the “Notes”). The Notes will be issued under a fifteenth supplemental indenture to be entered into with The Bank of New York Mellon, as trustee. The offering of the Notes is scheduled to close on July 24, 2019.

In order to furnish certain exhibits for incorporation by reference into the Registration Statements on Form S-3 previously filed by the Company with the Securities and Exchange Commission (File No. 333-216310 and File No. 333-232745), the Company is including the Underwriting Agreement as Exhibit 1.6 hereto and the opinion of Locke Lord LLP, regarding the validity of the Notes to be sold by the Company pursuant to such Underwriting Agreement, as Exhibit 5.4 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.6	Underwriting Agreement dated as of July 22, 2019 by and among Tampa Electric Company, J.P. Morgan Securities LLC, MUFG Securities America Inc. and Scotia Capital (USA) Inc. Filed herewith.

5.4	Opinion of Locke Lord LLP. Filed herewith.

23.5	Consent of Locke Lord LLP (included as part of their opinion filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2019

TAMPA ELECTRIC COMPANY

By:	/s/ David E. Schwartz
David E. Schwartz
Corporate Secretary